Exhibit E


         FORMS OF LETTERS FROM THE LIMITED LIABILITY COMPANY TO MEMBERS
                IN CONNECTION WITH ACCEPTANCE OF OFFERS OF TENDER


THE FOLLOWING LETTERS ARE BEING SENT TO YOU IF YOU TENDERED YOUR ENTIRE INTEREST IN THE COMPANY.

                                                                 October 7, 2005

Dear Member:

      Mercantile Absolute Return Fund LLC (the "Company") has received and accepted for purchase your tender of your limited liability company interest in the Company.

      Because you have tendered and the Company has purchased your entire investment, you have been provided with a note (the "Note") entitling you to receive an initial payment in an amount equal to at least 90% of the purchase value of the purchased interest in the Company based on the unaudited net asset value of the Company as of December 31, 2005, in accordance with the terms of the tender offer. A cash payment in this amount will be [forwarded to you by check as requested] [wire transferred to the account designated] by you in your Letter of Transmittal dated ______________ no later than January 30, 2006, unless the valuation date of the interests in the Company has changed, or the Company has requested a withdrawal of its capital from the investment funds in which it invests.

      The terms of the Note provide that a post-audit payment representing the balance of the purchase amount, if any, will be paid to you after the completion of the Company's fiscal year-end audit for the fiscal year ending March 31, 2006 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the conclusion of the fiscal year-end audit according to the terms of the tender offer. We expect this audit to be completed by the end of May 2006.

      Should you have any questions, please call (800) 239-0418.


                                      Sincerely,

                                      Mercantile Absolute Return Fund LLC



Enclosure

                                                                January 30, 2006


Dear Member:

      Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of your interest in the Mercantile Absolute Return Fund LLC (the "Company").

      Because you have tendered and the Company has purchased your entire investment, you have been paid an amount equal to at least 90% of the value of the purchased interest in the Company based on the unaudited net asset value of the Company as of December 31, 2005, in accordance with the terms of the tender offer. A cash payment in this amount has been [forwarded to you by check as requested] [wire transferred to the account designated] by you in your Letter of Transmittal dated ______________.

      The balance of the purchase amount, if any, will be paid to you after the completion of the Company's fiscal year-end audit for the fiscal year ending March 31, 2006 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the conclusion of the fiscal year-end audit according to the terms of the tender offer. We expect this audit to be completed by the end of May 2006.

         Should you have any questions, please call (800) 239-0418.


                                      Sincerely,

                                      Mercantile Absolute Return Fund LLC



Enclosure

THE FOLLOWING LETTERS ARE BEING SENT TO YOU IF YOU TENDERED A PORTION OF YOUR INTEREST IN THE COMPANY.

                                                                 October 7, 2005

Dear Member:

      Mercantile Absolute Return Fund LLC (the "Company") has received and accepted for purchase your tender of a portion of your limited liability interest in the Company.

      Because you have tendered and the Company has purchased a portion of your investment, you have been provided with a note (the "Note") entitling you to receive an initial payment in an amount equal to at least 90% of the value of the purchased interest in the Company based on the unaudited net asset value of the Company as of December 31, 2005, in accordance with the terms of the tender offer. A cash payment in this amount will be [forwarded to you by check as requested] [wire transferred to the account designated] by you in your Letter of Transmittal dated _____________ no later than January 30, 2006, unless the valuation date of the interests in the Company has changed or the Company has requested a withdrawal of its capital from the investment funds in which it invests, and provided that your account retains the required minimum balance, in accordance with the terms of the tender offer.

      The terms of the Note provide that a post-audit payment representing the balance of the purchase amount, if any, will be paid to you after the completion of the Company's fiscal year-end audit for the fiscal year ending March 31, 2006 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the conclusion of the fiscal year-end audit according to the terms of the tender offer. We expect this audit to be completed by the end of May 2006.

      You remain a Member of the Company with respect to the portion of your interest in the Company that you did not tender.

      Should you have any questions, please call (800) 239-0418.


                                         Sincerely,

                                         Mercantile Absolute Return Fund LLC



Enclosure

                                                                January 30, 2006


Dear Member:

      Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of your interest in Mercantile Absolute Return Fund LLC (the "Company").

      Because you have tendered and the Company has purchased a portion of your investment, you have been paid an amount equal to at least 90% of the value of the purchased interest in the Company based on the unaudited net asset value of the Company as of December 31, 2005, in accordance with the terms of the tender offer. A cash payment in this amount has been [forwarded to you by check as requested] [wire transferred to the account designated] by you in your Letter of Transmittal dated ___________.

      The balance of the purchase amount, if any, will be paid to you after the completion of the Company's fiscal year-end audit for the fiscal year ending March 31, 2006 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the conclusion of the fiscal year-end audit according to the terms of the tender offer. We expect this audit to be completed by the end of May 2006.

      You remain a Member of the Company with respect to the portion of your interest in the Company that you did not tender.

      Should you have any questions, please call (800) 239-0418.


                                        Sincerely,

                                        Mercantile Absolute Return Fund LLC



Enclosure